Exhibit 99.1

DOLLAR TREE, INC. TO PRESENT AT RBC CAPITAL MARKETS
CONSUMER AND RETAIL CONFERENCE

CHESAPEAKE, Va. - May 26, 2016 - Dollar Tree, Inc. (NASDAQ: DLTR), North America's leading operator of discount variety stores, today announced its participation in the RBC Capital Markets Consumer and Retail Conference on June 2, 2016. Kevin Wampler, Chief Financial Officer, and Randy Guiler, Vice President - Investor Relations, will attend this conference.
The Company's presentation will begin at 8:00 a.m. ET on June 2, 2016. A webcast of the presentation will be available on the Company's website at http://www.dollartreeinfo.com/investors/news/events/, and an archive of the webcast will be accessible for thirty days.
Dollar Tree, a Fortune 500 Company, now operates more than 13,800 stores across 48 states and five Canadian provinces. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

CONTACT:
Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com